Exhibit 5.1

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March 10, 2015 Energy Transfer Partners, L.P. 3738 Oak Lawn Avenue Dallas, Texas 75219	Doha	Paris
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Re:	Registration Statement No. 333-202319; Issuance of common units representing limited partner interests

Ladies and Gentlemen:

We have acted as special counsel to Energy Transfer Partners, L.P., a Delaware limited partnership (the “Partnership”), in connection with the proposed issuance of up to 173,279,267 common units representing limited partner interests in the Partnership (the “Units”) pursuant to the terms and conditions of the Agreement and Plan of Merger, dated as of January 25, 2015, as amended by Amendment No. 1 thereto, dated as of February 18, 2015 (as so amended and as may be further amended from time to time, the “Merger Agreement”), by and among the Partnership, Energy Transfer Partners GP, L.P., a Delaware limited partnership and the general partner of the Partnership (“ETP GP”), Rendezvous I LLC, a Delaware limited liability company and wholly owned subsidiary of the Partnership, Rendezvous II LLC, a Delaware limited liability company and wholly owned subsidiary of the Partnership, Regency Energy Partners LP, a Delaware limited partnership, Regency GP LP, a Delaware limited partnership, ETE GP Acquirer LLC, a Delaware limited liability company, and, solely for purposes of certain provisions therein, Energy Transfer Equity, L.P., a Delaware limited partnership. The Units are included in a registration statement on Form S–4 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on February 26, 2015 (Registration No. 333–202319) (as amended, the “Registration Statement”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related Prospectus, other than as expressly stated herein with respect to the issuance of the Units.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the general partner of ETP GP and others as to factual matters without having independently verified such factual matters. We are opining herein as to the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”), and we express no opinion with respect to any other laws.

Energy Transfer Partners, L.P.

March 10, 2015

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, upon issuance and delivery of the Units in the manner contemplated by the Registration Statement and the Merger Agreement, the Units will be validly issued and, under the Delaware LP Act, the recipients of the Units will have no obligation to make further payments for the Units or contributions to the Partnership solely by reason of their ownership of the Units or their status as limited partners of the Partnership, and no personal liability for the obligations of the Partnership such recipients will have solely by reason of being limited partners of the Partnership.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Registration Statement under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP